PETREE STOCKTON, L.L.P.
                                ATTORNEYS AT LAW
                        4101 LAKE BOONE TRAIL, SUITE 400
                       RALEIGH, NORTH CAROLINA 27607-6519
                            TELEPHONE (919) 420-1700
                              FAX (919) 420-1800              OTHER OFFICES
                                                            CHARLOTTE, N. C.
                                                           WINSTON-SALEM, N. C.





                                  July 2, 1996





BroadBand Technologies, Inc.
4024 Stirrup Creek Drive
Suite 150
Durham, North Carolina  27703

Gentlemen:

    We refer to the registration statement on Form S-8 (the "Registration Statement"), to be filed by BroadBand Technologies, Inc. (the "Company") with the Securities and Exchange Commission on or about July 3, 1996 under the Securities Act of 1933, as amended, relating to the proposed public offering of an aggregate of an additional 400,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), by the Company pursuant to the BroadBand Technologies, Inc. 1988 Incentive Stock Option Plan, as amended and restated (the "Plan").

    As counsel for the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of that examination, we advise you that, in our opinion, (i) the Plan, as amended and restated, has been duly adopted and authorized by the shareholders of the Company, and (ii) upon payment of the consideration as provided under the Plan and delivery of the certificates evidencing the shares so acquired, the shares of Common Stock issuable in accordance with the terms of the Plan and any stock option agreement executed pursuant to such Plan will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name whenever appearing therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                Very truly yours,

                                /s/ Petree Stockton, L.L.P.